                     SELECTED CONSOLIDATED FINANCIAL DATA

   The Consolidated Statement of Operations Data set forth below for each of the years in the five-year period ended December 31, 1995 and the Consolidated Balance Sheet Data set forth below as of the years ended December 31, 1991 through 1995 are derived from the consolidated financial statements of the Company which have been audited by KPMG Peat Marwick LLP. The Consolidated Statement of Operations Data for each of the years in the three-year period ended December 31, 1995 and the Consolidated Balance Sheet Data as of
December 31, 1994 and 1995 are derived from the audited consolidated financial statements of the Company and notes thereto included herein. The selected consolidated financial data presented below should be read in conjunction with the Company's audited consolidated financial statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included herein.

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       YEAR ENDED  DECEMBER 31,
                            ---------------------------------------------------
                              1991       1992       1993      1994       1995
                            ---------  ---------  --------  ---------  --------
CONSOLIDATED STATEMENT OF
 OPERATIONS DATA:
Revenues:
 Sales....................  $  44,328  $  58,394  $ 48,071  $  39,984  $ 65,001
 Contracts:
  Related parties.........      4,902     16,071    10,109      1,652        --
  Other...................      3,967     51,767    17,750     25,590    13,915
                            ---------  ---------  --------  ---------  --------
 Total revenues...........     53,197    126,232    75,930     67,226    78,916
Costs and expenses(1).....    247,151    295,978   130,683    173,290   126,219
Other income
 (expenses)(2)............     (1,601)   (24,400)  (19,626)   (20,594)   (9,829)
                            ---------  ---------  --------  ---------  --------
Loss......................  $(195,555) $(194,146) $(74,379) $(126,658) $(57,132)
                            =========  =========  ========  =========  ========
Loss per share............  $   (5.72) $   (4.90) $  (1.79) $   (2.55) $  (0.98)
                            =========  =========  ========  =========  ========
Weighted average number of
 shares outstanding (3)...     34,172     39,623    41,482     49,597    58,207

                                          DECEMBER 31,
                          ---------------------------------------------
                            1991     1992     1993      1994     1995
                          -------- -------- --------  -------- --------
CONSOLIDATED BALANCE
 SHEET DATA:
Cash and investments(4).  $233,598 $163,083 $140,028  $184,507 $137,206
Total assets............   472,929  349,268  281,039   305,915  260,284
Long-term debt..........   259,368  238,166  238,100   231,640  231,640
Shareholders' equity
 (deficit)..............   144,027   30,721  (19,194)    5,278  (29,396)

--------
No dividends have been declared or paid during any of the periods presented.

(1) Costs and expenses include the following: (a) charges for acquired research and development of $70,147 and $36,966 in 1991 and 1994, respectively, (b) charges of $64,877 and $3,500 in 1992 and 1993, respectively, related to HA-1A inventory, (c) restructuring charges of $15,266, $9,387 and $1,642 in 1992, 1993 and 1995, respectively, (d) a royalty buyout of $17,098 in 1994, and (e) a write-down of facilities and equipment of $7,870 in 1994.

(2) Other income (expenses) include charges of $11,245, $1,275 and $3,750 in 1992, 1994 and 1995, respectively, related to the settlement of certain litigation.

(3) No shares of Common Stock issuable upon the exercise of stock options or warrants or the vesting of restricted stock awards have been included, as their inclusion would have an antidilutive effect because the Company has incurred a net loss in each period presented.
(4) Cash and investments at December 31, 1995 include equity investments classified as available for sale of $5,769, and $27,500 of investments maintained at certain banks as collateral for certain debt outstanding at December 31, 1995.